                                  Exhibit 4.1

                              Employment Agreements

                                  Exhibit 4.1.a

                              Employment Agreement
                                       of
                                   Jeff Krupka

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") made effective as of September 25, 2000, is between Litigation Factoring Group, Inc., a Colorado Corporation (the "Company") whose address is 3225 East 2nd Avenue, Denver, Colorado 80206 and F. Jeffrey Krupka (the "Employee").

                                    RECITALS

1. The Company intends to significantly alter its business plan set forth in the March 15, 2000 Disclosure Memorandum. The business plan is to develop and market color measuring devices through established separate agreements with Gregg Wagner and Gary Emerson, hereinafter referred to as (the "New Business Plan"), which mayor may not prove lucrative.

2. The Company believes that the development, operation and growth of the Company will be materially enhanced by the capabilities, industry and experience of the Employee, and that the services of the Employee will be of value to the Company.

3. The Company deems it to be in the Company's best interests to have an employment contract with the Employee.

4. The Company realizes that inducement must be offered to the Employee in order that the Company retain the services of the Employee. The Company is willing to make such inducements in the form of compensation and other benefits.

                                    AGREEMENT

         IN CONSIDERATION of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, the Company and the Employee agree as follows:

1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

2. TERM. The employment of the Employee under this Agreement is effective September 25, 2000 and shall continue for a term ending December 31, 2005 (unless terminated pursuant to other provisions of this Agreement) provided that, unless terminated, this Agreement shall automatically be renewed for additional periods of one year commencing on January 1st of each year thereafter.

3. DUTIES AND SERVICES.

         a. Scope of Duties and Services. The Employee shall assist in the duties of the Company president and shall provide the following additional services on a part time basis:

                  i. The Employee shall provide such services (above described) faithfully and to the best of his ability and his time, energy and skill to such employment. The Employee shall be furnished with office space, and such other facilities, amenities and services as are reasonably suitable to the Employee's position and appropriate for performance of the Employee's duties under this Agreement. The Employee's services will include, by way of example, but not be limited to: management of the Company and to handle negotiations and business matters concerning the new business plan.

         b. Compensation. As compensation for the performance of the Employee's services under this Agreement, the Company shall pay to the Employee two forms of compensation, specifically, "Annual Compensation" and "Participation in Profits of the Company", detailed as follows:

                  i. Annual Compensation: Annual compensation shall be paid by the Company in a minimum amount of $2,500.00 per calendar year. The Employee has credited the Company for $15,000.00 of the required compensation by receipt of 100,000 shares of the Company's common stock at $.15 per share, which is covered by separate subscription agreement of even effective date. Surplus, if any shall be credited to continued obligation of Company for the term of this Agreement. Deficit, if any shall be paid separately, net of taxes. The Employee and Company believe that the services to be provided by Employee that would otherwise exceed the value of $2,500.00 per calendar year will be more than compensated by the "Participation in Profits of the Company" and "Stock Options" discussed below. This Annual Compensation shall not survive death or disability of Employee.

                  ii. Participation in Profits of the Company: The Employee shall receive direct from the Company 7% of the Net Profits made by the Company. The term "Net Profits" specifically means, income specific to the Company, less expenses, and less an expense allocation provided for one-half recovery of any capital expenditure deemed necessary by the Company for the establishment and expansion of its present and future business plans, including capitalization of any of its business(s). For example: Should the Company earn gross revenues of $500,000 during any particular year, with $200,000 in expenses, the net income, prior to income tax liability would be $300,000 but for the allowance of capital recovery. In the case of this example, $100,000 was invested in capital expenditure during the particular year, then and therefore a deduction of one-half of the $100,000 would apply ($60,000) that leaves $250,000 for purposes of calculating the 7% share to be distributed to the Employee. The resulting calculation would be $300,000 - less $50,000 = $250,000 x 7% or $17,500 in compensation to Employee for that particular year. Capital Expenditure is defined as any money or cash invested in the business of the company, without respect to technical correctness as far as standard accounting practices. The Company shall pay Employee the compensation under this provision during the year the income is earned. All compensation shall be subject to payroll deductions and withholdings. This provision for Participation of Profits of the Company shall survive death or disability of the Employee.

4. Business Expenses. The Employee shall be reimbursed for proper expenses paid by the Employee and upon proof of payment

5. Termination. This Agreement shall terminate upon the determination by the Company that there is no need for the Employee, provided that the Employee shall share in the sale of the Company and/or its business ventures on the following formula:

         a. First the Company shall retain for its shareholders the following amounts: 1) $500,000 and 2) all of the assets of the Company, and/or the proceeds of sale of the assets, but at remaining cost basis regardless of valuation.

         b. After the above deductions, portions will be distributed to employees of the Company and Platinum Financial Fund, LLC and specifically the Employee shall receive 7%. The Employee shall sign all agreements deemed appropriate in order to make the distributions without delay or conflict.

         c. Other issues in the case of a sale of the Company and/or its business ventures.

                  i. Subject to the provisions of 5.a) hereinabove, decisions, valuations and allocations of assets shall be made and determined by the Company and shaft be reasonable, but shall be final and non-negotiable.

                  ii. Distributions of the aforesaid 7% percent amount shall be final and the Employee will have no further interest in the Company, thereafter, including without limitation any claims under this Agreement, unless specifically agreed to in writing between the Company and Employee.

6. Confidential Nature. The Employee understands that business developments of the Company may be highly sensitive and release of non-publicly disclosed information to persons or others not directly authorized by the Company could be very damaging. Therefore, the Employee guaranties secrecy in all matters disclosed to and learned by the Employee through the course of employment. Failure to maintain secrecy in all matters, as required by the Company, shall be cause for immediate termination and a waiver of all benefits and entitlements of the Employee referred to in this Agreement, without hearing or legal action. It is further agreed that if the Company's stock becomes publicly traded, the Employee shall seek and obtain a favorable legal opinion from counsel for the Company prior to trading in the stock of the Company for the individual account of the Employee. Except as instructed by the Company or as needed as a normal course of business, the Employee shall not divulge secrets of the Company, including by way of example, but not limited to the forgoing: a) whom the Company may be negotiating with to sell or license its products, b) details of products that are not yet protected by patent laws, c) other matters that may negatively impact the Company, if disclosed, etc.

7. The Employee shall still be entitled to his compensation described in the March 15, 2000 disclosure memorandum wherein he is to receive 25% of the net income before taxes at the corporate level.

8. Entire Agreement. Any changes to this Employment Agreement shall be in writing between the Employee and Company.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement with the date being effective on the day and year first above written.


/s/ F. JEFFREY KRUPKA
F. Jeffrey Krupka

Litigation Factoring Group, Inc. a Colorado Corporation,


/s/ F. JEFFREY KRUPKA
By: F. Jeffrey Krupka. President

                                  Exhibit 4.1.b

                              Employment Agreement
                                       of
                                  Cynthia Kettl

                              Employment Agreement

THIS EMPLOYMENT AGREEMENT (this "Agreement") made effective as of the 8th day of November, 2000, is between Color-Spec Technologies, Inc., a Colorado Corporation (the "Company") whose address is 3225 East 2nd Avenue, Denver, Colorado 80206 and Cynthia Kettl (the "Employee

                                    RECITALS

1. The Company is in the business of development and production of color matching and measurement devices and related technology.

2. The Company believes that the development, operation and growth of the Company will be materially enhanced by the capabilities, industry and experience of the Employee, and that the services of the Employee will be of value to the Company.

3. The Company deems it to be in the Company's best interests to have an employment contract with the Employee.

4. The Company realizes that inducement must be offered to the Employee in order that the Company retain the services of the Employee. The Company is willing to make such inducements in the form of compensation and other benefits.

                                    AGREEMENT

IN CONSIDERATION of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, the Company and the Employee agree as follows:

1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

2. TERM. The employment of the Employee under this Agreement will commence November 8, 2000, and shall continue for a term ending November 8, 2002 (unless terminated pursuant to other provisions of this Agreement) provided that, unless terminated, this Agreement shall automatically be renewed for additional periods of one year commencing on November 8th of each year thereafter.

3. DUTIES AND SERVICES.

a. Scope of Duties and Services. The Employee shall assist in the duties of the Company president and shall provide the following additional services on apart time basis:

         i. The Employee shall provide such services (above described) faithfully and to the best of her ability and her time, energy and skill to such employment. The Employee shall be furnished with office space, and such other facilities, amenities and services as are reasonably suitable to the Employee's position and appropriate for performance of the Employee's duties under this Agreement. The Employee's services will include, by way of example, but not be limited to:

                  a. Accounting supervision and SEC filing work in conjunction with counsel for the Company.

                  b.       Reports and Projections for the Company.

                  c. Continued services as an officer and director of the Company.


                  b. Compensation. As compensation for the performance of the Employee's services under this Agreement, the Company shall pay to the Employee two forms of compensation, specifically, and "Participation in Profits of the Company" and "Stock Options" detailed as follows:

i. Participation in Profits of the Company: The Employee shall receive direct from the Company 2% of the Net Profits made by the Company. The term "Net Profits" specifically means, income specific to the Company, less expenses, and less an expense allocation provided for one-half recovery of any capital expenditure deemed necessary by the Company for the establishment and expansion of its present and future business plans, including capitalization of any of its business(s). For example: Should the Company earn gross revenues of $500,000 during any particular year, with $200,000 in expenses, the net income prior to income tax liability would be $300,000 but for the allowance of capital recovery. In the case of this example, $100,000 was invested in capital expenditure during the particular year, then and therefore a deduction of one-half of the $100,000 would apply ($50,000) that leaves $250,000 for purposes of calculating the 2% share to be distributed to the Employee. The resulting calculation would be $300,000 - less $50,000 = $250,000 x 2% or $5,000 in compensation to Employee for that particular year. Capital Expenditure is defined as any money or cash invested in the business of the company, without respect to technical correctness as far as standard accounting practices. The Company shall pay Employee the compensation under this provision during the year the income is earned. All compensation shall be subject to payroll deductions and withholdings. This provision for Participation of Profits of the Company shall survive death or disability of the Employee.

ii. Stock Options: The Employee was given by separate agreement with Litigation Factoring Group, Inc. (the previous company name) the option to purchase 25,000 shares (1,000 have been exercised) of common stock of the Company at a price of $.15 per share through December 31, 2001.

4. Business Expenses. The Employee shall be reimbursed for proper expenses paid by the Employee and upon proof of payment.

5. Termination. This Agreement shall terminate upon the determination by the Company that there is no need for the Employee, provided that the Employee shall share in the sale of the Company and or its business ventures on the following formula:

a. First the Company shall retain for its shareholders the following amounts: 1) $500,000 and 2) all of the assets of the Company, and or the proceeds of sale of the assets, but at remaining cost basis regardless of valuation.

b. After the above deductions, portions will be distributed to employees of the Company and Platinum Financial Fund, LLC and specifically the Employee shall receive 2%. The Employee shall sign all agreements deemed appropriate in order to make the distributions without delay or conflict.

c. Other issues in the case of a sale of the Company and or its business ventures.

i. Subject to the provisions of 5.a] hereinabove, decisions, valuations and allocations of assets shall be made and determined by the Company and shall be reasonable, but shall be final and non-negotiable.

ii. Distributions of the aforesaid 2% percent amount shall be final and the Employee will have no further interest in the Company, thereafter, including without limitation any claims under this Agreement, unless specifically agreed to in writing between the Company and Employee.

iii. Withholdings: Employee understands that compensation is subject to standard withholdings.

iv. Insurance: Employee has her own health insurance and will not look to the Company for any health insurance coverage or subsidy of her own insurance. The compensation agreed to takes this into consideration.

6. Business Expenses. The Employee shall be reimbursed for proper expenses paid by the Employee and upon proof of payment.

7. Termination. This Agreement shall terminate upon the determination by the Company that Employee is not capable or willing to perform the duties described above, however the options granted Employee shall survive the termination.

8. Confidential Nature. The Employee understands that business developments of the Company may be highly sensitive and release of non-publicly disclosed information to persons or others not directly authorized by the Company could be very damaging. Therefore, the Employee guaranties secrecy in all matters disclosed to and learned by the Employee through the course of employment. Failure to maintain secrecy in all matters, as required by the Company, shall be cause for immediate termination and a waiver of all benefits and entitlements of the Employee referred to in this Agreement, without hearing or legal action. It is further agreed that if the Company's stock becomes publicly traded, the Employee shall seek and obtain a favorable legal opinion from counsel for the Company prior to trading in the stock of the Company for the individual account of the Employee. Except as instructed by the Company or as needed as a normal course of business, the Employee shall not divulge secrets of the Company, including by way of example, but not limited to the forgoing: a) whom the Company may be negotiating with to sell or license its products, b) details of products that are not yet protected by patent laws, c) other matters that may negatively impact the Company, if disclosed, etc.

9. Entire Agreement. Any changes to this Employment Agreement shall be in writing between the Employee and Company.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement with the date being effective on the day and year first above written.

/s/ CYNTHIA KETTL
Cynthia Kettl

Color-Spec Technologies, Inc. a
Colorado Corporation
/s/ COLOR-SPEC TECHNOLOGIES, INC.

                                  Exhibit 4.1.c

                              Employment Agreement
                                       of
                                 James Sanderson

EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") made effective as of September 25, 2000, is between Litigation Factoring Group, Inc., a Colorado Corporation (the "Company") whose address is 3225 East 2nd Avenue, Denver, Colorado 80206 and James L. Sanderson (the "Employee").

                                    RECITALS

1. The Company intends to significantly alter its business plan set forth in the March 15, 2000 Disclosure Memorandum. The business plan is to develop and market color measuring devices through established separate agreements with Gregg Wagner and Gary Emerson, hereinafter referred to as (the "New Business Plan"), which may or may not prove lucrative.

2. The Company believes that the development, operation and growth of the Company will be materially enhanced by the capabilities, industry and experience of the Employee, and that the services of the Employee will be of value to the Company.

3. The Company deems it to be in the Company's best interests to have an employment contract with the Employee.

4. The Company realizes that inducement must be offered to the Employee in order that the Company retain the services of the Employee. The Company is willing to make such inducements in the form of compensation and other benefits.

                                    AGREEMENT

         IN CONSIDERATION of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, the Company and the Employee agree as follows:

1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

2. TERM. The employment of the Employee under this Agreement is effective September 25, 2000 and shall continue for a term ending December 31, 2005 (unless terminated pursuant to other provisions of this Agreement) provided that, unless terminated, this Agreement shall automatically be renewed for additional periods of one year commencing on January 1st of each year thereafter.

3.       DUTIES AND SERVICES.

         a. Scope of Duties and Services. The Employee shall assist in the duties of the Company president and shall provide the following additional services on a part time basis:

                           I. The Employee shall provide such services (above described) faithfully and to the best of his ability and his time, energy and skill to such employment. The Employee shall be furnished with office space, and such other facilities, amenities and services as are reasonably suitable to the Employee's position and appropriate for performance of the Employee's duties under this Agreement. The Employee's services will include, by way of example, but not be limited to: management of the Company's affairs concerning manufacturing and distribution of developed product and general guidance and consultation related to all general matters concerning the new business plan.

         b. Compensation. As compensation for the performance of the Employee's services under this Agreement, the Company shall pay to the Employee two forms of compensation, specifically, "Annual Compensation" and "Participation in Profits of the Company", detailed as follows:

                           I. Annual Compensation: Annual compensation shall be paid by the Company in a minimum amount of $2,500.00 per calendar year. The Employee has credited the Company for $t5,000.00 of the required compensation by receipt of t00,000 shares of the Company's common stock at $.t5 per share, which is covered by separate subscription agreement of even effective date. Surplus, if any shall be credited to continued obligation of Company for the term of this Agreement Deficit if any shall be paid separately, net of taxes. The Employee and Company believe that the services to be provided by Employee that would otherwise exceed the value of $2,500.00 per calendar year will be more than compensated by the "Participation in Profits of the Company" and "Stock Options" discussed below. This Annual Compensation shall not survive death or disability of Employee.

                           II. Participation in Profits of the Company: The Employee shall receive direct from the Company 7% of the Net Profits made by the Company. The term "Net Profits" specifically means, income specific to the Company, less expenses, and less an expense allocation provided for one-half recovery of any capital expenditure deemed necessary by the Company for the establishment and expansion of its present and future business plans, including capitalization of any of its business(s). For example: Should the Company earn gross revenues of $500,000 during any particular year, with $200,000 in expenses, the net income, prior to income tax liability would be $300,000 but for the allowance of capital recovery. In the case of this example,

                           $100,000 was invested in capital expenditure during the particular year, then and therefore a deduction of one-half of the $100,000 would apply ($50,000) that leaves $250,000 for purposes of calculating the 7% share to be distributed to the Employee. The resulting calculation would be $300,000 - less $50,000 = $250,000 x 7% or $17,500 in compensation to
                           Employee for that particular year. Capital
                           Expenditure is defined as any money or cash invested in the business of the company, without respect to technical correctness as far as standard accounting practices. The Company shall pay Employee the compensation under this prevision during the year the income is earned. All compensation shall be subject to payroll deductions and withholdings. This provision for Participation of Profits of the Company shall survive death or disability of the Employee.

4. Business Expenses. The Employee shall be reimbursed for proper expenses paid by the Employee and upon proof of payment.

5. Termination. This Agreement shall terminate upon the determination by the Company that there is no need for the Employee, provided that the Employee shall share in the sale of the Company and/or its business ventures on the following formula:

                  A. First the Company shall retain for its shareholders the following amounts: 1) $500,000 and 2) all of the assets of the Company, and/or the proceeds of sale of the assets, but at remaining cost basis regardless of valuation.


                  B. After the above deductions, portions will be distributed to employees of the Company and Platinum Financial Fund, LLC and specifically the Employee shall receive 7%. The Employee shall sign all agreements deemed appropriate in order to make the distributions without delay or conflict.

                  c. Other issues in the case of a sale of the Company and/or its business ventures.

                           I. Subject to the provisions of 5.a) hereinabove, decisions, valuations and allocations of assets shall be made and determined by the Company and shall be reasonable, but shall be final and non-negotiable.

                           II. Distributions of the aforesaid 7% percent amount shall be final and the Employee will have no further interest in the Company, thereafter, including without limitation any claims under this Agreement, unless specifically agreed to in writing between the Company and Employee.

 6. Confidential Nature. The Employee understands that business developments of the Company may be highly sensitive and release of non-publicly disclosed information to persons or others not directly authorized by the Company could be very damaging. Therefore, the Employee guaranties secrecy in all matters disclosed to and learned by the Employee through the course of employment. Failure to maintain secrecy in all matters, as required by the Company, shall be cause for immediate termination and a waiver of all benefits and entitlements of the Employee referred to in this Agreement, without hearing or legal action. It is further agreed that if the Company's stock becomes publicly traded, the Employee shall seek and obtain a favorable legal opinion from counsel for the Company prior to trading in the stock of the Company for the individual account of the Employee. Except as instructed by the Company or as needed as a normal course of business, the Employee shall not divulge secrets of the Company, including by way of example, but not limited to the forgoing: a) whom the Company may be negotiating with to sell or license its products, b) details of products that are not yet protected by patent laws, c) other matters that may negatively impact the Company, if disclosed, etc.

7. Entire Agreement. Any changes to this Employment Agreement shall be in writing between the Employee and Company.

    IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement with the date being effective on the day and year first above written.

/s/ JAMES L. SANDERSON
James L. Sanderson

Litigation Factoring Group, Inc.
a Colorado Corporation,
/s/ LITIGATION FACTORING GROUP, INC.

                                  Exhibit 4.1.d

                              Employment Agreement
                                       of
                                  Gary Emerson

EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") made effective as of September 25, 2000, is between Litigation Factoring Group, Inc., a Colorado Corporation (the "Company") whose address is 3225 East 2nd Avenue, Denver, Colorado 80206 and Gary Emerson (the "Employee").

                                    RECITALS

         1. The Company intends to significantly alter its business plan set forth in the March 15, 2000 Disclosure Memorandum. The business plan is to develop and market color measuring devices through established separate agreements with Gregg Wagner and Gary Emerson, hereinafter referred to as (the "New Business Plan"), which may or may not prove lucrative.

         2. The New Business Plan contemplated development of additional technologies discussed in part in the attached Exhibit "A".

         3. The Employee has signed as part of this Agreement an Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit "B".

         4. The Company believes that the development, operation and growth of the Company will be materially enhanced by the capabilities, industry and experience of the Employee, and that the services of the Employee will be of value to the Company.

         5. The Company deems it to be in the Company's best interests to have an employment contract with the Employee.

         6. The Company realizes that inducement must be offered to the Employee in order that the Company retain the services of the Employee. The Company is willing to make such inducements in the form of compensation and other benefits.

                                    AGREEMENT

                  IN CONSIDERATION of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, the Company and the Employee agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

         2. TERM. The employment of the Employee under this Agreement is effective

                  September 25, 2000 and shall continue for a term ending December 31, 2005 (unless terminated pursuant to other provisions of this Agreement) provided that, unless terminated, this Agreement shall automatically be renewed for additional periods of one year commencing on January 1st of each year thereafter.

         3.       DUTIES AND SERVICES.

                  a. Scope of Duties and Services. The Employee shall assist in the duties of the Company president and shall provide the following additional services on a part time basis:

                           i. The Employee shall provide such services (above described) faithfully and to the best of her ability and her time, energy and skill to such employment. The Employee shall be furnished with part time use of the Company office space, and such other facilities, amenities and services as are reasonably suitable to the Employee's position and appropriate for performance of the Employee's duties under this Agreement. The Employee's services will include, by way of example, but not be limited to: development and engineering the product(s) of the Patent Disclosure attached hereto as Exhibit "C" that is assigned by separate instrument.

                           ii. The Employee has agreed to other matters in the an Employee Proprietary Information and Inventions Agreement, signed and attached hereto as Exhibit "B" which is a part of the Duties and Services in this Agreement

                  b. Compensation. As compensation for the performance of the Employee's services under this Agreement, the Company shall pay to the Employee three forms of compensation, specifically, "Annual Compensation Paid by Stock", "Additional Cash Compensation for First Year" and "Stock Options" detailed as follows:

                           i. Annual Compensation: Annual compensation shall be paid by the Company in a minimum amount of $2,154.10 per calendar year. The Employee has credited the Company for $12,924.60 of the required compensation by receipt of 86,164 shares of the Company's common stock at $.15 per share, which is covered by separate subscription agreement of even effective date. The Employee and Company believe that the services to be provided by Employee that would otherwise exceed the value of $2,154.10 per calendar year will be more than compensated by the "Participation in Profits of the Company" and "Stock Options" discussed below. This Annual Compensation shall not survive death or disability of Employee.

                           ii. Participation in Profits of the Company. The Employee shall receive direct from the Company 10% of the Net Profits made by the Company. The term "Net profits" specifically means, income specific to the Company, less expenses, and less an expense allocation provided for one-half recovery of any capital expenditure deemed necessary by the

                           Company for the establishment and expansion of its present and future business plans, including capitalization of any of its business(s). For example: Should the Company earn gross revenues of $500,000 during any particular year, with $200,000 in expenses, the net income, prior to income tax liability would be $300,000 but for the allowance of capital recovery. In the case of this example, $100,000 was invested in capital expenditure during the particular year, then and therefore a deduction of one-half of the $100,000 would apply ($50,000) that leaves $250,000 for purposes of calculating the 10% share to be distributed to the Employee. The resulting calculation would be $300,000 - less $50,000 = $250,000 x 10% or $25,000 in compensation to Employee for that particular year. Capital Expenditure is defined as any money or cash invested in the business of the company, without respect to technical correctness as far as standard accounting practices. The Company shall pay Employee the compensation under this provision during the year the income is earned. All compensation shall be subject to payroll deductions and withholdings. This provision for Participation of Profits of the Company shall survive death or disability of the Employee.

         4. Business Expenses. The Employee shall be reimbursed for proper expenses paid by the Employee and upon proof of payment

         5. Termination. This Agreement shall terminate upon the determination by the Company that there is no need for the Employee, provided that the Employee shall share in the sale of the Company and/or its business ventures on the following formula:

                  a. First the Company shall retain for its shareholders the following amounts: 1) $500,000 and 2) all of the assets of the Company, and/or the proceeds of sale of the assets, but at remaining cost basis regardless of valuation.

                  b. After the above deductions, portions of the Net Profits of the Company shall be paid to Platinum Financial Fund, LLC and to other employees and agents of the Company, but 10% shall be distributed to the Employee. The Employee shall sign all agreements deemed appropriate in order to make the distributions without delay or conflict.

                  c. Other issues in the case of a sale of the Company and/or its business ventures.

                           i. Subject to the provisions of 5.a) hereinabove, decisions, valuations and allocations of assets shall be made and determined by the Company and shall be reasonable, but shall be final and non-negotiable.

                           ii. Distributions of the aforesaid 10% percent amount shall be final and the Employee will have no further interest in the Company, thereafter, including without limitation any claims under this Agreement, unless specifically agreed to in writing between the Company and Employee.

         6. Confidential Nature. The Employee understands that business developments of the Company may be highly sensitive and release of non-publicly disclosed information to persons or others not directly authorized by the Company could be very damaging. Therefore, the Employee guaranties secrecy in all matters disclosed to and learned by the Employee through the course of employment. Failure to maintain secrecy in all matters, as required by the Company, shall be cause for immediate termination and a waiver of an benefits and entitlements of the Employee referred to in this Agreement, without hearing or legal action. It is further agreed that if the Company's stock becomes publicly traded, the Employee shall seek and obtain a favorable legal opinion from counsel for the Company prior to trading in the stock of the Company for the individual account of the Employee. Except as instructed by the Company or as needed as a normal course of business, the Employee shall not divulge secrets of the Company, including by way of example, but not limited to the forgoing: a) whom the Company may be negotiating with to sell or license its products, b) details of products that are not yet protected by patent laws, c) other matters that may negatively impact the Company, if disclosed, etc.

         7. Entire Agreement. Any changes to this Employment Agreement shall be in writing between the Employee and Company.

                  IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement with the date being effective on the day and year first above written.

/s/ GARY EMERSON
Gary Emerson

Litigation Factoring Group, Inc.
a Colorado Corporation

By: /s/ F. JEFFREY KRUPKA
F. Jeffrey Krupka, President

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

                  In consideration of my employment or continued employment by Litigation Factoring GroUP3 Inc., (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.       NON-DISCLOSURE.

                  1.1 RECOGNITION OF COMPANY'S RIGHTS; NON-DISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates io my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

                  1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); (b) information regarding plans for research, development, new products, marketing, and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

                  1.3 NON-SOLICITATION. I shall not during the term of my employment, and for a period of one year thereafter, directly or indirectly, use any Proprietary Information to:

                           1.3.1 solicit induce, entice, or attempt to entice, any employee of the Company to terminate his or her employment with the Company;

                           1.3.2 solicit induce, entice, or attempt to entice, any customer of the Company to terminate its business relationship with the Company, including those that have been the Company's customers within the one year preceding my termination;

                           1.3.3 directly or indirectly solicit or provide services to any customer of the Company including those who have been the Company's customers within the one year preceding my termination.

         1.4 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.


         1.5 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.       ASSIGNMENT OF INVENTIONS.

         2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent copyright, mask work and other intellectual property rights throughout the world.

         2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement, with the exception of any inventions, patented or unpatented, which are the subject of an assignment agreement with the Company. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions, attached hereto and made a part of this Agreement), in sufficient detail to enable the Company to determine the scope, purpose and application of such invention, a complete list of any Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party (ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not. incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.


         2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, 1 hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

         2.4 NON-ASSIGNABLE INVENTIONS. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("SPECIFIC INVENTIONS LAW"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

         2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for twelve (12) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

         2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C. Section
         101).

         2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts ( including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

                  In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records ( in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. DEDUCTIONS FOR UNRETURNED PROPERTY. I agree to return all of the Company's equipment and property, including, but not limited to, laptop or other computers and cellular telephones, upon termination of employment. I authorize the Company to deduct the replacement cost of any such unreturned equipment or property, including reasonable attorneys' fees incurred in securing the return of said property, from any monies owed by the Company to me at the time of termination. I acknowledge that such a deduction constitutes "a lawful charge or indebtedness" pursuant to Colorado law, C.R.S. Section 84-101, et seq.

8. LEGAL AND EQUITABLE REMEDIES.

         8.1 I agree that the provisions of Section I of this Agreement are reasonable and, necessary protection for the immediate and substantial interests of the Company, and that any violation of these provisions would cause substantial and irreparable injury to the Company. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         8.2 In the event of a breach by me of any of the provisions in Section 1, I shall pay to the Company liquidated damages in the amount of $5,000.00 for each such breach, in addition to any relief identified in
         Section 8 herein. The parties agree that, because of the difficulty in ascertaining actual damages from such breach, this amount is a reasonable estimate of the presumed actual, damages caused by a breach of any of the provisions in Section 1, and that the parties intend to liquidated damages for any such breach.

9. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

10. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

11. GENERAL PROVISIONS.

         11.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of Colorado. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Denver, Colorado, for any lawsuit filed there against me by the Company arising from or related to this Agreement.

         11.2. DISPUTE RESOLUTION. Unless otherwise prohibited by law or specified below, the parties hereto agree that, in the event of a dispute arising under the terms and conditions of this Agreement, the laws of the State of Colorado shall apply in determining any matters pertaining to the dispute, and that any disputes arising hereunder shall be resolved pursuant to arbitration to be held before the Judicial Arbiter Group in Denver, Colorado, before a judge to be decided in the sole discretion of the Company, or before a private attorney in the Denver metropolitan area mutually agreeable to the parties hereto. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in any court of competent jurisdiction to prevent irreparable harm pending the conclusion of any such arbitration.

         11.3. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         11.4. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         11.5. SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         11.6. EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         11.7. WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         11.8. ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant or independent contractor if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

12. ATTORNEY'S FEES. If the Company brings a suit or any other type of legal action or process, including arbitration, to enforce its rights under this Agreement, it shall be entitled to collect from me reasonable attorneys' fees and expenses, including the fees and expenses incurred for any appeals.

         THIS AGREEMENT shall be effective as of the first day of my employment or continued employment with the Company, which date is September 25, 2000.

                  I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated: September 25, 2000

/s/ GARY EMERSON
Gary Emerson

ACCEPTED AND AGREED TO:

Litigation Factoring Group, Inc.
By: /s/ F. JEFFREY KRUPKA
F. Jeffrey Krupka

Title:   President
         3225 East 2nd Avenue
         Denver, Colorado 80206

                                    EXHIBIT A

Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company.

No inventions or improvements.

See below:

         Color comparison device for use with pocket PC or palmtop computers, dental colorimeter, miniature colorimeter, and grain discrimination sensor.


Additional sheets attached.

2. Because of a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party (ies):

Invention or Improvement

1.

2.

3.

Additional sheets attached.

                                  Exhibit 4.1.e

                              Employment Agreement
                                       of
                                  Gregg Wagner

EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") made effective as of September 25, 2000, is between Litigation Factoring Group, Inc., a Colorado Corporation (the "Company") whose address is 3225 East 2nd Avenue, Denver, Colorado 80206 and Gregg Wagner (the "Employee").

                                    RECITALS

1. The Company intends to significantly alter its business plan set forth in the March 15, 2000 Disclosure Memorandum. The business plan is to develop and market color measuring devices through established separate agreements with Gregg Wagner and Gary Emerson, hereinafter referred to as (the "New Business Plan"), which may or may not prove lucrative.

2. The New Business Plan contemplated development of additional technologies discussed in part in the attached Exhibit "A".

3. The Employee has signed as part of this Agreement an Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit "B".

4. The Company believes that the development, operation and growth of the Company will be materially enhanced by the capabilities, industry and experience of the Employee, and that the services of the Employee will be of value to the Company.

5. The Company deems it to be in the Company's best interests to have an employment contract with the Employee.

6. The Company realizes that inducement must be offered to the Employee in order that the Company retain the services of the Employee. The Company is willing to make such inducements in the form of compensation and other benefits.

                                    AGREEMENT

                  IN CONSIDERATION of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, the Company and the Employee agree as follows:

1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

2. TERM. The employment of the Employee under this Agreement is effective September 25, 2000 and shall continue for a term ending December 31, 2005 (unless terminated pursuant to other provisions of this Agreement) provided that, unless terminated, this Agreement shall automatically be renewed for additional periods of one year commencing on January 1st of each year thereafter.

3. DUTIES AND SERVICES.

         a. Scope of Duties and Services. The Employee shall assist in the duties of the Company president and shall provide the following additional services on a part time basis:

                  i. The Employee shall provide such services (above described) faithfully and to the best of his ability and his time, energy and skill to such employment. The Employee shall be furnished with part time use of the Company office space, and such other facilities, amenities and services as are reasonably suitable to the Employee's position and appropriate for performance of the Employee's duties under this Agreement. The Employee's services will include, by way of example, but not be limited to development and engineering the product(s) of the Patent Disclosure attached hereto as Exhibit "C" that is assigned by separate instrument.

                  ii. The Employee has agreed to other matters in the an Employee Proprietary Information and Inventions Agreement, signed and attached hereto as Exhibit "B" which is a part of the Duties and Services in this Agreement.

         b. Compensation. As compensation for the performance of the Employee's services under this Agreement, the Company shall pay to the Employee three forms of compensation, specifically, "Annual Compensation Paid by Stock", "Additional Cash Compensation for First Year", "Participation in Profits of the Company" and "Stock Options" detailed as follows:

                  i. Annual Compensation: Annual compensation shall be paid by the Company in a minimum amount of $2,904.10 per calendar year. The Employee has credited the Company for $17,424.60 of the required compensation by receipt of 116,164 shares of the Company's common stock at $.15 per share, which is covered by separate subscription agreement of even effective date. The Employee and Company believe that the services to be provided by Employee that would otherwise exceed the value of $2,904.10 per calendar year will be more than compensated by the "Participation in Profits of the Company" and "Stock Options" discussed below. This Annual Compensation shall not survive death or disability of Employee.

                  ii. Additional Cash Compensation for First Year. The Employee has heretofore sought out outside consulting work to supplement his living expenses. It is critical that the Employee cease this action and commit a greater time allowance to the Duties and Services of the Company. It is believed that the New Business Plan will generate sufficient revenues to Employee within twelve months of the effective date of this Agreement to not even need outside consulting work. In order to bridge the twelve month gap and compensate the Employee for his agreement not to do any outside consulting work during the term of this Agreement, the Company agrees to pay to Employee $1,000 per month, less normal payroll deductions, commencing November 1, 2000. Only fifteen (15) hours available per week - more pay due if more hours.

                  iii. Participation in Profits of the Company: The Employee shall receive direct from the Company 10% of the Net Profits made by the Company. The term "Net profits" specifically means, income specific to the Company, less expenses, and less an expense allocation provided for one-half recovery of any capital expenditure deemed necessary by the Company for the establishment and expansion of its present and future business plans, including capitalization of any of its business(s). For example: Should the Company earn gross revenues of $500,000 during any particular year, with $200,000 in expenses, the net income, prior to income tax liability would be $300,000 but for the allowance of capital recovery. In the case of this example, $100,000 was invested in capital expenditure during the particular year, then and therefore a deduction of one-half of the $100,000 would apply ($50,000) that leaves $250,000 for purposes of calculating the 10% share to be distributed to the Employee. The resulting calculation would be $300,000 - less $50,000 = $250,000 x 10% or $25,000 in compensation to Employee for that particular year. Capital Expenditure is defined as any money or cash invested in the business of the company, without respect to technical correctness as far as standard accounting practices. The Company shall pay Employee the compensation under this provision during the year the income is earned. All compensation shall be subject to payroll deductions and withholdings. This provision for Participation of Profits of the Company shall survive death or disability of the Employee.

4. Business Expenses. The Employee shall be reimbursed for proper expenses paid by the Employee and upon proof of payment.

5. Termination. This Agreement shall terminate upon the determination by the Company that there is no need for the Employee, provided that the Employee shall share in the sale of the Company and/or its business ventures on the following formula:

         a. First the Company shall retain for its shareholders the following amounts: 1) $500,000 and 2) all of the assets of the Company, and/or the proceeds of sale of the assets, but at remaining cost basis regardless of valuation.

         b. After the above deductions, portions of the Net Profits of the Company shall be paid to Platinum Financial Fund, LLC and to other employees and agents of the Company, but 10% shall be distributed to the Employee. The Employee shall sign all agreements deemed appropriate in order to make the distributions without delay or conflict.

         c. Other issues in the case of a sale of the Company and/or its business ventures.

                  i. Subject to the provisions of 5.a) hereinabove, decisions, valuations and allocations of assets shall be made and determined by the Company and shall be reasonable, but shall be final and nonnegotiable.

                  ii. Distributions of the aforesaid 10% percent amount shall be final and the Employee will have no further interest in the Company, thereafter, including without limitation any claims under this Agreement, unless specifically agreed to in writing between the Company and Employee.

6. Confidential Nature. The Employee understands that business developments of the Company may be highly sensitive and release of non-publicly disclosed information to persons or others not directly authorized by the Company could be very damaging. Therefore, the Employee guaranties secrecy in all matters disclosed to and learned by the Employee through the course of employment. Failure to maintain secrecy in all matters, as required by the Company, shall be cause for immediate termination and a waiver of all benefits and entitlements of the Employee referred to in this Agreement, without hearing or legal action. It is further agreed that if the Company's stock becomes publicly traded, the Employee shall seek and obtain a favorable legal opinion from counsel for the Company prior to trading in the stock of the Company for the individual account of the Employee. Except as instructed by the Company or as needed as a normal course of business, the Employee shall not divulge secrets of the Company, including by way of example, but not limited to the forgoing: a) whom the Company may be negotiating with to sell or license its products, b) details of products that are not yet protected by patent laws, c) other matters that may negatively impact the Company, if disclosed, etc.

7. Entire Agreement. Any changes to this Employment Agreement shall be in writing between the Employee and Company.

                  IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement with the date being effective on the day and year first above written.

/s/ GREG WAGNER
Greg Wagner

Litigation Factoring Group, Inc.
a Colorado Corporation,


By: /s/ F. JEFFREY KRUPKA
F. Jeffrey Krupka, President

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

                  In consideration of my employment or continued employment by Litigation Factoring Group Inc., (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. NON-DISCLOSURE.

                  1.1 RECOGNITION OF COMPANY'S RIGHTS; NON-DISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates io my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

                  1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); (b) information regarding plans for research, development, new products, marketing, and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

                  1.3 NON-SOLICITATION. I shall not during the term of my employment, and for a period of one year thereafter, directly or indirectly, use any Proprietary Information to:

                           1.3.1 solicit induce, entice, or attempt to entice, any employee of the Company to terminate his or her employment with the Company;

                           1.3.2 solicit induce, entice, or attempt to entice, any customer of the Company to terminate its business relationship with the Company, including those that have been the Company's customers within the one year preceding my termination;

                           1.3.3 directly or indirectly solicit or provide services to any customer of the Company including those who have been the Company's customers within the one year preceding my termination.

         1.4 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.


         1.5 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

         2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent copyright, mask work and other intellectual property rights throughout the world.

         2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement, with the exception of any inventions, patented or unpatented, which are the subject of an assignment agreement with the Company. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions, attached hereto and made a part of this Agreement), in sufficient detail to enable the Company to determine the scope, purpose and application of such invention, a complete fist of an Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not. incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, 1 hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

         2.4 NON-ASSIGNABLE INVENTIONS. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("SPECIFIC INVENTIONS LAW"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

         2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for twelve (12) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

         2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company. .

         2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C. Section
         101).

         2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts ( including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

                  In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and fife any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records ( in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. DEDUCTIONS FOR UNRETURNED PROPERTY. I agree to return all of the Company's equipment and property, including, but not limited to, laptop or other computers and cellular telephones, upon termination of employment. I authorize the Company to deduct the replacement cost of any such unreturned equipment or property, including reasonable attorneys' fees incurred in securing the return of said property, from any monies owed by the Company to me at the time of termination. I acknowledge that such a deduction constitutes "a lawful charge or indebtedness" pursuant to Colorado law, C.R.S. Section 84-101, et seq.

8. LEGAL AND EQUITABLE REMEDIES.

         8.1 I agree that the provisions of Section I of this Agreement are reasonable and, necessary protection for the immediate and substantial interests of the Company, and that any violation of these provisions would cause substantial and irreparable injury to the Company. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         8.2 In the event of a breach by me of any of the provisions in Section 1, I shall pay to the Company liquidated damages in the amount of $5,000.00 for each such breach, in addition to any relief identified in
         Section 8 herein. The parties agree that, because of the difficulty in ascertaining actual damages from such breach, this amount is a reasonable estimate of the presumed actual, damages caused by a breach of any of the provisions in Section 1, and that the parties intend to liquidated damages for any such breach.

9. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

10. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

11. GENERAL PROVISIONS.

         11.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of Colorado. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Denver, Colorado, for any lawsuit filed there against me by the Company arising from or related to this Agreement.

         11.2. DISPUTE RESOLUTION. Unless otherwise prohibited by law or specified below, the parties hereto agree that, in the event of a dispute arising under the terms and conditions of this Agreement, the laws of the State of Colorado shall apply in determining any matters pertaining to the dispute, and that any disputes arising hereunder shall be resolved pursuant to arbitration to be held before the Judicial Arbiter Group in Denver, Colorado, before a judge to be decided in the sole discretion of the Company, or before a private attorney in the Denver metropolitan area mutually agreeable to the parties hereto. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in any court of competent jurisdiction to prevent irreparable harm pending the conclusion of any such arbitration.

         11.3. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         11.4. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         11.5. SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         11.6. EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         11.7. WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         11.8. ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant or independent contractor if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

12. ATTORNEY'S FEES. If the Company brings a suit or any other type of legal action or process, including arbitration, to enforce its rights under this Agreement, it shall be entitled to collect from me reasonable attorneys' fees and expenses, including the fees and expenses incurred for any appeals.

         THIS AGREEMENT shall be effective as of the first day of my employment or continued employment with the Company, which date is September 25, 2000.

                  I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated: September 25, 2000

ACCEPTED AND AGREED TO:

/s/ GREGG WAGNER
Gregg Wagner

Litigation Factoring Group, Inc.
By: /s/ JEFFREY KRUPKA
F. Jeffrey Krupka

Title:   President
         3225 East 2nd Avenue
         Denver, Colorado 80206

                                    EXHIBIT A

Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company.

         No inventions or improvements.
--------

         See below:
--------

         Color comparison device for use with pocket PC or palmtop computers, Colorimeter LLC - patent pending status on dental colorimeter and miniature colorimeter (Colorimeter LLC Patents).


Additional sheets attached. - None

2. Because of a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party (ies):

Invention or Improvement

1.

2.

3.

Additional sheets attached. - None

                                  Exhibit 4.1.f

                              Employment Agreement
                                       of
                                    Pat Detko

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") made effective as of September 25,2000, is between Litigation Factoring Group, Inc., a Colorado Corporation (the "Company") whose address is 3225 East 2nd Avenue, Denver, Colorado 80206 and Pat Detko (the "Employee").

                                    RECITALS

1. The Company is in the business of financing litigation costs in exchange for a minimum profit recovery as well as investigation of additional business ventures, which may or may not prove lucrative.

2. The Company may elect to alter its current business plans in the future, without notice to the Employee.

3. The Company believes that the development, operation and growth of the Company will be materially enhanced by the capabilities, industry and experience of the Employee, and that the services of the Employee will be of value to the Company.

4. The Company deems it to be in the Company's best interests to have an employment contract with the Employee.

5. The Company realizes that inducement must be offered to the Employee in order that the Company retain the services of the Employee. The Company is willing to make such inducements in the form of compensation and other benefits.

                                    AGREEMENT

IN CONSIDERATION of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, the Company and the Employee agree as follows:

1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

2. TERM. The employment of the Employee under this Agreement is effective September 25, 2000 and shall continue for a term ending December 31, 2003 (unless terminated pursuant to other provisions of this Agreement) provided that, unless terminated, this Agreement shall automatically be renewed for additional periods of one year commencing on January 1st of each year thereafter.

3. DUTIES AND SERVICES.

a. Scope of Duties and Services. The Employee shall assist in the duties of the Company president and shall provide the following additional services on a part time basis:

i. The Employee shall provide such services (above described) faithfully and to the best of her ability and her time, energy and skill to such employment. The Employee shall be furnished with office space, and such other facilities, amenities and services as are reasonably suitable to the Employee's position and appropriate for performance of the Employee's duties under this Agreement. The Employee's services will include, by way of example, but not be limited to: accounting services and supervisory roll in stock ownership records and investor correspondence.

b. Compensation. As compensation for the performance of the Employee's services under this Agreement, the Company shall pay to the Employee three forms of compensation, specifically, "Monthly Compensation", "Participation in Profits of the Company" and "Stock Options", detailed as follows:

i. Monthly Compensation: Monthly compensation shall be paid by Platinum Financial Fund, LLC (a shareholder of the Company) through its separate payroll operations. The Company believes that 20% of the Employee's time and efforts will be devoted to the Company, therefore the Company shall reimburse 20% of salary, benefits, employer taxes and benefits paid to the Employee by Platinum Financial Fund, LLC. The percentage allocation may change from time to time. This Monthly Compensation shall not survive death or disability of Employee.

i. Participation in Profits of the Company: The Employee shall receive direct from the Company 1 % of the Net Profits made by the Company. The term "Net Profits" specifically means, Income specific to the Company, less expenses, and less an expense allocation provided for one half recovery of any capital expenditure deemed necessary by the Company for the establishment and expansion of its present and future business plans, including capitalization of any of its business(s). For example: Should the Company earn gross revenues of $200,000 during any particular year, with $100,000 in expenses, the net income, prior to income tax liability would be $100,000 but for the allowance of capital recovery. In the case of this example, $100,000 was invested in capital expenditure during the particular year, then and therefore a deduction of one-half of the $100,000 would apply ($50,000) that leaves $50,000 for purposes of calculating the 1 % share to be distributed to the Employee. The resulting calculation would be $100,000 -less 50,000 $50,000 x 1 % or $500.00 in compensation to Employee for that particular year. "Capital Expenditure" is defined as any money or cash invested in the business of the company, without respect to technical correctness as far as standard accounting practices. The Company shall pay Employee the compensation under this provision during the year the in come is earned. All compensation shall be subject to payroll deductions and withholdings. After six months of employment, this provision for Participation of Profits of the Company shall survive death or disability of the Employee. Other persons and companies may receive an additional prorata 39% of the Net Profits.

iii. Stock Options: The Company has granted an option to purchase 25,000 shares of common stock in accordance with terms and conditions of separate agreement. The provision to grant stock options shall survive death or disability of the Employee.

4. Business Expenses. The Employee shall be reimbursed for proper expenses paid by the Employee and upon proof of payment.

5. Termination. This Agreement shall terminate upon the determination by the Company that there is no need for the Employee, provided that the Employee shall share in the sale of the Company and/or its business ventures on the following formula:

a. First the Company shall retain for its shareholders the following amounts: 1) $500,000 and 2) all of the assets of the Company, and/or the proceeds of sale of the assets, but at remaining cost basis regardless of valuation.

b. After the above deductions, portions will be distributed to employees of the Company and Platinum Financial Fund, LLC and specifically the Employee shall receive 1 %. The Employee shall sign all agreements deemed appropriate in order to make the distributions without delay or conflict.

c. Other issues in the case of a sale of the Company and/or its business ventures.

i. Subject to the provisions of 5.a) hereinabove, decisions, valuations and allocations of assets shall be made and determined by the Company and shall be reasonable, but shall be final and non-negotiable.

ii. Distributions of the aforesaid 1 % percent amount shall be final and the Employee will have no further interest in the Company, thereafter, including without limitation any claims under this Agreement, unless specifically agreed to in writing between the Company and Employee.

6. Confidential Nature. The Employee understands that business developments of the Company may be highly sensitive and release of non-publicly disclosed information to persons or others not directly authorized by the Company could be very damaging. Therefore, the Employee guaranties secrecy in all matters disclosed to and learned by the Employee through the course of employment. Failure to maintain secrecy in all matters, as required by the Company, shall be cause for immediate termination and a waiver of all benefits and entitlements of the Employee referred to in this Agreement, without hearing or legal action. It is further agreed that if the Company's stock becomes publicly traded, the Employee shall seek and obtain a favorable legal opinion from counsel for the Company prior to trading in the stock of the Company for the individual account of the Employee. Except as instructed by the Company or as needed as a normal course of business, the Employee shall not divulge secrets of the Company, including by way of example, but not limited to the forgoing: a) whom the Company may be negotiating with to sell or license its products, b) details of products that are not yet protected by patent laws, c) other matters that may negatively impact the Company, if disclosed, etc.

7. Entire Agreement. Any changes to this Employment Agreement shall be in writing between the Employee and Company.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement with the date being effective on the day and year first above written.

/s/ PAT DETKO
Pat Detko,
Litigation Factoring Group, Inc. a Colorado Corporation,
By: /s/ F. JEFFREY KRUPKA

F. Jeffrey Krupka, President